BYLAWS OF

                           THE NEVADA UTAH GOLD, INC.,

                              a Nevada Corporation


                                    ARTICLE I

                                     OFFICES

     Section 1. PRINCIPAL OFFICES. The principal office for the transaction of the business of the corporation is fixed and located at 4700 South 900 East STE 41-b, Salt lake City, Utah 84117. The Board of Directors may change the principal office from one location to another as from time to time may be necessary. Any change of this location shall be noted by the Secretary on these Bylaws opposite this section, or this section may be amended to state the new location.

     Section 2. OTHER OFFICES. The Board of Directors may, at any time, establish branch or subordinate offices at any place or places.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     Section 1. ANNUAL MEETING. The annual meeting of shareholders may be held on the last Saturday of March of each year at 10:00 a.m. or at such other date and time which may be scheduled by the Board of Directors to the extent that such scheduling is in compliance with the laws of the state of incorporation of the Company. At this meeting, Directors shall be elected, and any other proper business within the power of the shareholders may be transacted. In the event that an annual meeting is not held in any year, the Board of Directors, as then constituted, shall continue to perform their duties until such annual or special meeting is properly called and they, or any of them, are re-elected or replaced.

     Section 2. PLACE OF MEETINGS. All annual shareholders meetings shall be held at the corporation's principal office, or a location selected by the Board of Directors and notice to the shareholders as required by Section 4 of these Articles, and all other shareholders meetings shall be held either at the principal office or any other place within or outside the State of Nevada that may be designated either by the Board of Directors in accordance with these Bylaws, or by the written consent of all persons entitled to vote at the meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     Section 3. SHAREHOLDER ACTION WITHOUT MEETING. Pursuant to Nevada


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law,  any action  which could be taken at a meeting of the  shareholders  may be take without a meeting, if a written consent thereto is signed by shareholders holding at least a majority of the voting power of the corporation, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consent shall be required.

     Section 4. SPECIAL MEETINGS. A Special shareholders meeting for any purpose whatsoever may be called at any time by the President, any Vice-President, the Board of Directors, or one or more shareholders holding not less than one-tenth (1/10) of the voting power or the Corporation.

     Section 5. NOTICE OF MEETINGS. Written notices specifying the place, day, and hour of the meeting and, in the case of a special meeting, the general nature of the business to be transacted, shall be given not less than ten (10) days, nor more than fifty (50) days before the date of the meeting. Such notice must be given personally or by mail or by other means of written communication, addressed to the shareholder at the address appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears or is given by a shareholder of record entitled to vote at the meeting, notice is given at the place where the principal executive office of the corporation is located, or by publication at least once in a newspaper of general circulation in the county where the principal executive office is located.

     The notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit of mailing of any notice in accordance with the provisions of this section executed by the Secretary shall be prima facie evidence of the giving of notice.

     Section 6. WAIVER OF NOTICE. A shareholder may waive notice of any annual or special meeting by signing a written notice of waiver either before or after the date of such meeting.

     Section 7. QUORUM. The presence in person or by proxy of the holders of at least fifty-one percent (51%) of the outstanding shares entitled to vote at any meeting of the shareholders shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

     Section 8. PROXIES. Every person entitled to vote at a shareholders meeting of the corporation, or entitled to execute written consent authorizing action in lieu of a meeting, may do so either in person or by proxy executed in writing by shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy.

     Section 9. VOTING. Except & otherwise provided in the Articles of Incorporation

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or by agreement or by the general corporation law,  shareholders at the close of business on the record date are entitled to notice and to vote.

     Section 10. LIST OF SHAREHOLDERS. The Secretary shall prepare, at least ten
(10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting. This list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder present.

     Section 11. INSPECTORS. At each meeting of shareholders, the chairman of the meeting may appoint one or more inspectors of voting, whose duty it shall be to receive and count the ballots and make a written report showing the result of the balloting. The Secretary of the Corporation may perform this function.

     Section 12. ELECTION BY BALLOT. Election for directors need not be by ballot at the meeting and before the voting begins. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. No cumulative voting shall be allowed.

     Section 13. ORDER OF BUSINESS. The order of business at the annual meeting of the shareholders insofar as possible, and at all other meetings of shareholders, shall be as follows:

     1.   Call to order.
     2.   Proof of notice of meeting.
     3.   Reading and disposing of any unapproved minutes.
     4.   Reports of officers.
     5.   Reports of committees.
     6.   Election of Directors.
     7.   Disposition of unfinished business.
     8.   Disposition of new business.
     9.   Adjournment.


                                   ARTICLE III

                               BOARD OF DIRECTORS

     Section 1. GENERAL POWERS. Subject to the provisions of the Nevada Corporation Act, and any limitations in the Articles of Incorporation and these Bylaws relating to actions required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.


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     Section 2.  ENUMERATION  OF DIRECTORS'  POWER.  Without  prejudice to these general rules, and subject to the same limitation, the Board of Directors shall have the power to:

          (a) Select and remove all officers, agents and employees of the Corporation; prescribe any powers and duties for them that are consistent with law, with the Articles of Incorporation, and these Bylaws; fix their compensation; and require from them security for faithful service.

          (b) Change the principal executive office or the principal business office from one location to another; cause the Corporation to be qualified to do business in any other state, territory, dependency, or country and conduct business within or outside the State of Nevada; and designate any place within or outside the State of Nevada for the holding of any shareholders meeting of meetings, including annual meetings.

          (c) Adopt, make, or use a corporate seal; prescribe the forms of certificates of stock; and alter the form of the seal and certificate.

          (d) Authorize the issuance of shares of stock of the Corporation on any lawful terms, in consideration of money paid, labor done, services actually rendered, debts or securities canceled, or tangible or intangible property actually received.

          (e) Borrow money and incur indebtedness on behalf of the Corporation, and cause to be executed and delivered for the Corporation's purposes, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations, and other evidences of debt and securities.

          (f) Engage in and/or adopt employment agreements, contracts, or other employment contracts with independent contractors, companies, government agencies, or individuals.

     Section 3. NUMBER, TENURE, QUALIFICATION AND ELECTIONS. To the extent allowed by the Articles of Incorporation, the Board of Directors shall be fixed from time to time by resolution of the Board, but shall not be less than three
(3), nor shall it exceed five (5). Directors need not be shareholders of the Corporation. The number of Directors may be increased beyond five (5) only by approval of the outstanding shares of the Corporation. The Directors of the Corporation shall be elected at the annual meeting of the shareholders and shall serve until the next annual or special meeting is properly called and they, or any of them, are re-elected and until their successors have been elected and qualified.

     Section 4. VACANCIES. A vacancy or vacancies on the Board of Directors shall be deemed exist in the event of the death, resignation, or removal of any Director, or if the Board of Directors by resolution declares vacant that office of a Director who has been declared of unsound mind by an order of court or convicted of a felony, or if the authorized number of Directors is increased, the shareholders fail at any meeting of shareholders at which any Director


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of Directors  are  elected,  to elect the number of Directors to be voted for at that meeting.

     Any Director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary, or the Board of Directors, unless a notice specifies a later time for that resignation to become effective. If the resignation of a Director is effective at a future time, the Board of Directors may elect a successor to take office when the resignation becomes effective.

     Vacancies on the Board of Directors may be filled by a majority of the remaining Directors, whether or not less than a quorum, or by a sole remaining Director, except that a vacancy created by the removal of a Director by the vote or written consent of the shareholders or by court order may be files only by the vote of a majority of the shares entitled to vote represented at a duly held meeting at which a quorum is present, or by the unanimous written consent of the shareholders of the outstanding shares entitles to vote. The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors, but any such election by written consent shall require the consent of a majority of the outstanding shares entitled to vote, except that filling a vacancy created by a removal of a Director shall require the written consent of the holders of all outstanding shares entitled to vote.

     Each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

     Section 5. ANNUAL MEETING. Immediately following each annual meeting of meeting of shareholders was held or at any other place that shall have been designated by the shareholders, the Board of Directors may hold a regular meeting at the place that the annual Board of Directors for the purpose of organization, any desired election of officers, and the transaction of other business. Notice of this meeting shall not be required.

     Section 6. NOTICE OF MEETINGS. Notice need not be given of regular meetings of the Board of Directors, nor is it necessary to give notice of adjourned meetings. Notice of special meetings shall be in writing by mail at least four
(4) days prior to the date of the meeting or forty-eight (48) hours' notice delivered personally or by telephone or telegraph or telecopier. Neither the business to be transacted at, nor the purpose of any such meeting need be specified in the notice. Attendance of a Director at a meeting shall constitute a waiver of notice of that meeting except when the Director attends for the express purpose of objecting to the transaction of any business in that the meeting is not lawfully called or convened.

     Section 7. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. Regular and special meetings of the Board of Directors may be held at any place within or outside the State of Nevada that has been designated from time by the Board. In the absence of such designation, meetings shall be at the principal executive office of the Corporation. Any meeting, regular or special, may be held by conference telephone, or similar communication equipment, as long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.


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     Section 8. SPECIAL MEETINGS. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board or the President, any Vice President, or the Secretary.

     Section 9. MAJORITY OR QUORUM. A majority of the authorized number of Directors constitutes a quorum of the Board for the transaction of business except as hereinafter provided.

     Section 10. TRANSACTIONS OF BOARD. Except as otherwise provided in the Articles or these Bylaws, or by law, every act or decision done or made by a majority of the Directors present at a duly held meeting at which a quorum is present, is the act of the Board, provided, however, that any meeting at which a quorum was initially present may continue to transact business notwithstanding the withdrawal of Directors if any action taken is approved by at least a majority of the required quorum for such meeting.

     Section 11. ADJOURNMENT. A majority of Directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four (24) hours, notice of the adjournment to another time and place must be given prior to the time of the adjourned meeting to the Directors who were present at the time of the adjournment.

     Section 12. CONDUCT OF MEETINGS. The Chairman of the Board, or if there is no such officer, the President, or in his absence, any Director selected by the Director present shall preside at the meeting of the Board of Directors. The Secretary of the Corporation or, in the Secretary's absence any person appointed by the presiding officer, shall act as Secretary of the Board.

     Section 13. ACTION WITHOUT MEETING. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors. Such written consent(s) shall be files with the minutes of the proceedings of the Board.

     Section 14. FEES AND COMPENSATION OF DIRECTORS. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation for such services.

     Section 15. APPROVAL OF BONUSES FOR DIRECTORS AND OFFICERS. No bonuses or share in the earnings or profits of the Corporation shall be paid to any of the officers, Directors, or employees of the Corporation except as approved by the Board of Directors.


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                                   ARTICLE IV

                                    OFFICERS

     Section 1. OFFICERS. The officers of the Corporation shall be a President, a Vice-President, a Secretary, and a Chief Financial Officer (Treasurer). The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person, except the offices of President and Secretary.

     Section 2. ELECTION OF OFFICERS. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article IV shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint, and may empower the President to appoint, such other officers as the business of the corporation may require. Each of them shall hold office for such period, have such authority and perform such duties as are provided in the Bylaws, or as the Board of Directors may from time to time determine.

     Section 4. REMOVAL AND RESIGNATION OF OFFICERS. Subject to the rights, if any, of an officer under a contract of employment, any officer may be removed, either with or without cause, by the Board of Directors, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by the Board of Directors.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect on the date of receipt of that notice or at any later time specified in that notice; unless otherwise specified in that notice. Any resignation is without prejudice to the rights, if any, of the corporation under any contract for which the officer is a party.

     Section 5. VACANCIES IN OFFICES. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, shall be filled in the manner prescribed in these Bylaws for regular appointments to that office.

     Section 6. PRESIDENT. Subject to such powers, if any, as may be given by the Bylaws or Board of Directors to other officers of the Corporation, the President shall be the General Manager and Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors. He shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws.

     Section 7. VICE-PRESIDENT. In the absence or disability of the President, the


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Vice-President designated by the Board of Directors shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon, the President. The sole duty of the Vice-President of this Corporation shall be to function as a representative of the President in such case as the President may by absent or disabled. The
Vice-President may, when not acting in the representative capacity of the President, hold other positions and be assigned other duties within the Corporation.

     Section 8. SECRETARY. The Secretary shall keep or cause to be kept, at the principal executive office or such other place as the Board of Directors may direct, a book of minutes of all meetings and actions of Directors, committees of Directors and shareholders, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice given, the names of those present at Director meetings or committee meetings, the number of shares present or represented at shareholders meetings, and the proceedings.

     The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent or registrar, as determined by resolution of the Board of Directors, a record of shareholders, or a duplicate record of shareholders showing the names of all shareholders and their addresses, the number of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

     The Secretary or Assistant Secretary, if they are absent or unable to act or refuse to act, any other officer of the Corporation shall give, or cause to be given, notice of all meetings of the shareholders, of the Board of Directors, and of committees of the Board of Directors required by the Bylaws or by law to be given. The Secretary shall keep the seal of the Corporation, if one is adopted, in safe custody and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the Bylaws.

     Section 9. CHIEF FINANCIAL OFFICER. The Chief Financial Officer (Treasurer) shall keep and maintain, or cause to be dept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. The book of accounts shall at all reasonable times be opened to inspection by any Director.

     The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have other powers and perform other such duties as may be prescribed by the Board of Directors or the Bylaws.


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                                    ARTICLE V

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

     Section 1. AGENTS, PROCEEDINGS, AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a Director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5 of this Article.

     Section 2. ACTIONS OTHER THAN BY THE CORPORATION. This Corporation shall defend and indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of this Corporation or that the person had reasonable cause to believe that the person's conduct was lawful.

     Section 3. ACTIONS BY THE CORPORATION. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that said person is or was an agent, counsel to the Corporation, officer or director of this Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person believed to be in the best interests of this Corporation and with such care, including reasonably inquiry, that such action would not be deemed grossly negligent on the part of such agent (for the purposes of this Article V, the term "agent" shall mean and include all officers, directors, counsel, and employees). Indemnification shall be available under this Section 3, conditioned only upon the following:

          (a) In respect of any claim, issue or matter as to which that person may be liable to this Corporation, the duty and obligation of the Corporation to defend and indemnify such agent shall be absolute unless and only to the extent that the court in which that action was brought shall determine, upon application, that in view of all the circumstances of the case, said


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                                    ARTICLE V

               INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES,
                                AND OTHER AGENTS

     Section 1. AGENTS, PROCEEDINGS, AND EXPENSES. For the purpose of this Article, "agent" means any person who is or was a Director, officer, employee, or other agent of this Corporation, or is or was serving at the request of this Corporation as a Director, officer, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a Director, officer, employee, or agent of a foreign or domestic corporation which was a predecessor corporation of this corporation or of another enterprise at the request of such predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative, or investigative; and "expenses" includes, without limitation, attorneys' fees and any expenses of establishing a right to indemnification under Section 4 or Section 5 of this Article.

     Section 2. ACTIONS OTHER THAN BY THE CORPORATION. This Corporation shall defend and indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding (other than an action by or in the right of this Corporation) by reason of the fact that such person is or was an agent of this Corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of this corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a pleas of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interest of this Corporation or that the person had reasonable cause to believe that the person's conduct was lawful.

     Section 3. ACTIONS BY THE CORPORATION. This Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of this Corporation to procure a judgment in its favor by reason of the fact that said person is or was an agent, counsel to the Corporation, officer or director of this Corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of that action if that person acted in good faith, in a manner that that person believed to be in the best interests of this Corporation and with such care, including reasonably inquiry, that such action would not be deemed grossly negligent on the part of such agent (for the purposes of this Article V, the term "agent" shall mean and include all officers, directors, counsel, and employees). Indemnification shall be available under this Section 3, conditioned only upon the following:

          (a) In respect of any claim, issue or matter as to which that person may be liable to this Corporation, the duty and obligation of the Corporation to defend and indemnify such agent shall be absolute unless and only to the extent that the court in which that action was brought shall determine, upon application, that in view of all the circumstances of the case, said


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


     person acted with reckless disregard equated to gross negligence with regard to the specific claims made against said person;

          (b) The indemnification provisions set-forth herein are to be interpreted as broadly as possible in their application to any officer, director, counsel or agent of the corporation, to include accountants and counsel for the corporation. Such interpretation shall treat these provisions as continuing contractual obligations of the corporation and subsequent modification shall not limit the effect of these provisions as applied to the covered classes who were so covered, at any time following adoption hereof.

     Section 4. SUCCESSFUL DEFENSE BY AGENT. To the extent that an agent of this corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 2 or 3 of this Article, or in defense of any claim, issue, or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith. An agent shall be deemed successful if the Court fails to make a specific finding regarding the degree of fault as set forth in Section 3, hereinabove.

     Section 5. REQUIRED APPROVAL. Except as provided in Section 4 of this Article, any indemnification under this Article shall be made by this Corporation only if authorized in the specific case on a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in Sections 2 or 3 of this Article, by:

          (a) A majority vote of a quorum consisting of Directors who are not parties to the proceeding;

          (b) Approval by the affirmative vote of a majority of the shares of this corporation entitled to vote represented at a duly held meeting at which a quorum is present or by written consent of holders of a majority of the outstanding shares entitled to vote; or

          (c) The court in which the proceeding is or was pending, on application made by this corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney or other person is opposed by this Corporation.

     Section 6. ADVANCE OF EXPENSES. Expenses incurred in defending any proceeding may be advanced by this Corporation before the final disposition of the proceeding on receipt of an undertaking by or on behalf of the agent to repay the amount of the advance unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

     Section 7. OTHER CONTRACTUAL RIGHTS. Nothing contained in this Article shall affect any right to indemnification to which persons other than Directors and officers of this Corporation or any subsidiary hereof may be entitled to contract or otherwise.


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


     Section 8. INSURANCE. Upon and in the event of a determination by the Board of Directors of this Corporation to purchase such insurance, this Corporation shall purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent's status as such whether or not this corporation would have the power to indemnify the agent against that liability under the provisions of this section.

     Section 9. FIDUCIARIES OF CORPORATE EMPLOYEE BENEFIT PLAN. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in that person's capacity as such, even though that person may also be an agent of the Corporation as defined in
Section 1 of this Article. Nothing contained in this Article shall limit any right to indemnification to which such trustee, investment manager, or other fiduciary may be entitled by contract or otherwise, which shall be enforceable to the extent permitted by applicable law other than this Article.


                                   ARTICLE VI

                               STOCK CERTIFICATES

     Section 1. FORM The shares of the Corporation shall be represented by certificates signed by the President or Vice President, and the Chief Financial Officer or the Secretary of the Corporation. Any or all of such signatures may be facsimiles if countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. Each such certificate shall also state:

          (a) The name of the record holder of the shares represented by such certificate;

          (b) The number of shares represented thereby;

          (c) A designation of any class or series of which such shares are a part;

          (d) That the shares have a par value of $0.001;

          (e) That the corporation is organized under the laws of the State of Nevada.

          (f) Any restrictions applicable to the shares shall be so designated on the face thereof

     Section 2. TRANSFERS. Transfer of shares of the Corporation shall be made in the manner set forth in the Nevada Uniform Commercial Code. The Corporation shall maintain stock transfer books, and any transfers shall be registered thereon only on request ans surrender of the stock certificate representing the transferred shares, duly endorsed; if transfer is by Power of Attorney, the Power of Attorney shall be deposited with the Secretary of the Corporation or with the designated Transfer Agency.

     Section 3. LOST DESTROYED, AND STOLEN CERTIFICATES. No certificate or shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed, stolen, or mutilated except on production of such evidence and provision of such indemnity to the Corporation as the Board of Directors may prescribe.


                                   ARTICLE VII

                                CORPORATE ACTIONS

     Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, or any agent or agents of the Corporation, to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 2. LOANS. No loan shall be made by the Corporation to its officers or Directors, and no loan shall be made by the Corporation secured by its shares. No loan shall be made or contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     Section 3. CHECKS, DRAFTS, OR ORDERS. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer or Officers, agent or agents of the Corporation, and in such manner as shall be determined by resolution of the Board of Directors.

     Section 4. BANK DEPOSITS. All funds of the Corporation not otherwise employed, shall be deposited to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select.


                                  ARTICLE VIII

                                  MISCELLANEOUS

     Section 1. INSPECTION OF CORPORATE RECORDS. The stock ledger and minute books may be kept by any information storage device if readily convertible into legible form. Any shareholder of record, in person or by an attorney or agent who presents proof of such position with guaranteed signature on such proof, may, upon written demand under oath, stating purpose, inspect for any proper purpose, the stock ledger, list of shareholders and make written extracts of the same. Such extracts shall be made in writing by the individual preparing or


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


requesting such inspection and such inspection shall be during normal business hours and shall not be made without at least five (5) business days Written notice thereof. Such notice, to be effective must be received not at least five
(5) business days prior to the proposed inspection date, a signed receipt from the US Postal Service shall be proof of such notice and the date of receipt.

     Section 2. INSPECTION OF ARTICLES OF INCORPORATION AND BYLAWS. The original or a copy of the Articles of Incorporation and Bylaws of the Corporation, as amended or otherwise altered to date, and certified by the Secretary of the Corporation, shall at all times be kept at the principal executive office of the Corporation. Such Articles and Bylaws shall be open for inspection to all shareholders of record or holders of voting trust certificates at all reasonable times during the business hours of the Corporation.

     Section 3. FISCAL YEAR. The fiscal year of the Corporation shall begin on the first day of January of each year and end at midnight on the last day of December of the same year or as otherwise determined by the Board of Directors.

     Section 4. CONSTRUCTION AND DEFINITION. Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the applicable Nevada Statutes which shall govern the construction of these Bylaws.

     Without limiting the foregoing, the masculine gender where used included the feminine and neuter; the singular number includes the plural, and the plural number includes the singular; "shall" is mandatory and "may" is permissive; and "person" includes the Corporation as well as a natural person.


                                   ARTICLE IX

                              AMENDMENTS TO BYLAWS

     These Bylaws may be amended at any time by a majority vote of the Board of Directors or by a majority vote of the outstanding shares held by the shareholders of the corporation.


                CERTIFICATE OF SECRETARY OF ADOPTION BY DIRECTORS

     I HEREBY CERTIFY that I am the duly elected, qualified and acting Secretary of the above-names Corporation and that the above and foregoing Bylaws were adopted as the Bylaws of said Corporation on the date set forth above by a majority of vote of the directors of said Corporation.

Dated:     May 7, 1984


                                            /S/ SANDRA LAUSEN
                                            ------------------------------------
                                            Sandra Lausen, Secretary


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